SUB-ITEM 77Q1(a)

                                AMENDMENT NO. 8
                                       TO
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                               AIM GROWTH SERIES

         This Amendment No. 8 to the Agreement and Declaration of Trust of AIM Growth Series (this "Amendment") amends, effective as of December 5, 2000, the Agreement and Declaration of Trust of AIM Growth Series, a Delaware business trust (the "Trust"), dated as of May 7, 1998, as amended (the "Agreement").

         Under Section 9.7 of the Agreement, the Amendment may be executed by a majority of the Trustees of the Trust.

         NOW, THEREFORE, the Trustees hereby amend the Agreement as follows:

1. Unless defined herein, each capitalized term used in this Agreement shall have the meaning given it in the Agreement.

2. Sections 2.3, 2.3.1 and 2.3.2 of the Agreement are hereby deleted and replaced with the following sections 2.3, 2.4, 2.5 and 2.6:

"Section 2.3.     Establishment of Portfolios and Classes.
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         (a)      The Trust shall consist of one or more separate and distinct
                  Portfolios, each with an unlimited number of Shares unless otherwise specified. The Trustees hereby establish and designate the Portfolios listed on Schedule A attached hereto and made a part hereof ("Schedule A"). Each additional
                  Portfolio shall be established by the adoption of a resolution by the Trustees. Each such resolution is hereby incorporated herein by this reference and made a part of the Trust's Governing Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (i) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (ii) the execution of an amendment either to this Agreement or to Schedule A hereto establishing and designating such additional Portfolio or Portfolios. The Shares of each Portfolio shall have the relative rights and preferences provided for herein and such rights and preferences as may be designated by the Trustees in any amendment or modification to the Trust's Governing Instrument. The Trust shall maintain separate and distinct records of each Portfolio and shall hold and account for the assets belonging thereto separately from the other Trust Property and the assets belonging to any other Portfolio. Each Share of a Portfolio shall represent an equal beneficial interest in the net assets belonging to that Portfolio, except to the extent of Class Expenses and other expenses separately allocated to Classes thereof (if any Classes have been established) as permitted herein.

         (b) The Trustees may establish one or more Classes of Shares of any Portfolio, each with an unlimited number of Shares unless otherwise specified. Each Class so established and designated shall represent a Proportionate Interest (as defined in Section 2.5(d)) in the net assets belonging to that Portfolio and shall have identical voting, dividend, liquidation, and other rights and be subject to the same terms and conditions, except that (1) Class Expenses allocated to a Class for which such expenses were incurred shall be borne solely by that Class, (2) other expenses, costs, charges, and reserves allocated to a Class in accordance with Section 2.5(e) may be borne solely by that Class, (3) dividends declared and

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                  payable to a Class pursuant to Section 7.1 shall reflect the items separately allocated thereto pursuant to the preceding clauses, (4) each Class may have separate rights to convert to another Class, exchange rights, and similar rights, each as determined by the Trustees, and (5) subject to Section 2.6(c), each Class may have exclusive voting rights with respect to matters affecting only that Class. The Trustees hereby establish for each Portfolio listed on Schedule A the Classes listed thereon. Each additional Class for any or all Portfolios shall be established by the adoption of a resolution by the Trustees, each of which is hereby incorporated herein by this reference and made a Governing Instrument whether or not expressly stated in such resolution, and shall be effective upon the occurrence of both (i) the date stated therein (or, if no such date is stated, upon the date of such adoption) and (ii) the execution of an amendment to this Agreement establishing and designating such additional Class or Classes.

         Section 2.4. Actions Affecting Portfolios and Classes. Subject to the right of Shareholders, if any, to vote pursuant to Section 6.1, the Trustees shall have full power and authority, in their sole discretion without obtaining any prior authorization or vote of the Shareholders of any Portfolio, or Class thereof, to establish and designate and to change in any manner any Portfolio of Shares, or any Class or Classes thereof; to fix or change such preferences, voting powers, rights, and privileges of any Portfolio, or Classes thereof, as the Trustees may from time to time determine, including any change that may adversely affect a Shareholder, to divide or combine the Shares of any Portfolio, or Classes thereof, into a greater or lesser number; to classify or reclassify or convert any issued Shares of any Portfolio, or Classes thereof, into one or more Portfolios or Classes of Shares of a Portfolio; and to take such other action with respect to the Shares as the Trustees may deem desirable. A Portfolio and any Class thereof may issue any number of Shares but need not issue any Shares. At any time that there are no Outstanding Shares of any particular Portfolio or Class previously established and designated, the Trustees may abolish that Portfolio or Class and the establishment and designation thereof.

         Section 2.5. Relative Rights and Preferences. Unless the establishing resolution or any other resolution adopted pursuant to Section 2.3 otherwise provides, Shares of each Portfolio or Class thereof established hereunder shall have the following relative rights and preferences:

         (a) Except as set forth in paragraph (e) of this Section 2.5, each Share of a Portfolio, regardless of Class, shall represent an equal pro rata interest in the assets belonging to such Portfolio and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications and designations and terms and conditions with each other Share of such Portfolio.

         (b) Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or the Trustees, whether of the same or other Portfolio (or Class).

         (c) All consideration received by the Trust for the issue or sale of Shares of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange, or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Portfolio and may be referred to herein as "assets belonging to" that Portfolio. The assets belonging to a particular Portfolio shall belong to that Portfolio for all purposes, and to no other Portfolio, subject only to the rights of creditors of that Portfolio. In addition, any assets, income, earnings, profits or funds, or payments and proceeds with respect thereto, which are not readily identifiable as belonging to

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                  any particular Portfolio shall be allocated by the Trustees between and among one or more of the Portfolios in such manner as the Trustees, in their sole discretion, deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios thereof for all purposes, and such assets, income, earnings, profits, or funds, or payments and proceeds with respect thereto shall be assets belonging to that Portfolio.

         (d) Each Class of a Portfolio shall have a proportionate undivided interest (as determined by or at the direction of, or pursuant to authority granted by, the Trustees, consistent with industry practice) ("Proportionate Interest") in the net assets belonging to that Portfolio. References herein to assets, expenses, charges, costs, and reserves "allocable" or allocated" to a particular Class of a Portfolio shall mean the aggregate amount of such items(s) of the Portfolio multiplied by the Class's Proportionate Interest.

         (e) A particular Portfolio shall be charged with the liabilities of that Portfolio, and all expenses, costs, charges and reserves attributable to any particular Portfolio shall be borne by such Portfolio; provided that the Trustees may, in their sole discretion, allocate or authorize the allocation of particular expenses, costs, charges, and/or reserves of a Portfolio to fewer than all the Classes thereof. Class Expenses shall, in all cases, be allocated to the Class for which such Class Expenses were incurred. Any general liabilities, expenses, costs, charges or reserves of the Trust (or any Portfolio) that are not readily identifiable as chargeable to or bearable by any particular Portfolio (or any particular Class) shall be allocated and charged by the Trustees between or among any one or more of the Portfolios (or Classes) in such manner as the Trustees in their sole discretion deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Portfolios (or Classes) for all purposes. Without limitation of the foregoing provisions of this Section 2.5(e), (i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Portfolio shall be enforceable against the assets of such Portfolio only, and not against the assets of the Trust generally or assets belonging to any other Portfolio, and (ii) none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally that have not been allocated to a specified Portfolio, or with respect to any other Portfolio, shall be enforceable against the assets of such specified Portfolio. Notice of this contractual limitation on inter-Portfolio liabilities shall be set forth in the Trust's Certificate of Trust described to Section 1.4, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on inter-Portfolio liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Portfolio.

                  All references to Shares in this Agreement shall be deemed to be shares of any or all Portfolios, or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Portfolio of the Trust, and each Class thereof, except as the context otherwise requires.

         Section 2.6. Additional Rights and Preferences of Class B Shares. In addition to the relative rights and preferences set forth in Section 2.5 and all other provisions of this Agreement relating to Shares of the Trust generally, any Class of any Portfolio designated as Class B Shares shall have the following rights and preferences:

         (a) Subject to provisions of paragraph (c) below, all Class B Shares other than those purchased through the reinvestment of dividends and distributions shall

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                  automatically convert to Class A Shares at the end of the
                  month which is eight (8) years after the date on which a Shareholder's order to purchase such shares was accepted.

         (b) Subject to the provisions of paragraph (c) below, Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares will be considered held in a separate sub-account, and will automatically convert to Class A Shares in the same proportion as any Class B Shares (other than those in the sub-account) convert to Class A Shares. Other than this conversion feature, the Class B Shares purchased through the reinvestment of dividends and distributions paid in respect of Class B Shares shall have all the rights and preferences, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class B Shares generally.

         (c) If a Portfolio of the Trust implements any amendment to a Plan of Distribution adopted under Rule 12b-1 promulgated under the 1940 Act (or adopts or implements a non-Rule 12b-1 shareholder services plan that the Trustees have caused to be submitted to the Shareholders for their approval) that the Trustees determine would materially increase the charges that may be borne by the Class A Shareholders under such plan, the Class B Shares will stop converting to the Class A Shares unless the Class B Shares, voting separately, approve the amendment or adoption. The Trustees shall have sole discretion in determining whether such amendment or adoption is submitted to a vote of the Class B Shareholders. Should such amendment or adoption not be submitted to a vote of the Class B Shareholders or, if submitted, should the Class B Shareholders fail to approve such amendment or adoption, the Trustees shall take such action as is necessary to: (1) create a new class (the "New Class A Shares") which shall be identical in all material respects to the Class A Shares as they existed prior to the implementation of the amendment or adoption; and (2) ensure that the existing Class B Shares will be exchanged or converted into New Class A Shares no later than the date such Class B Shares were scheduled to convert to Class A Shares. If deemed advisable by the Trustees to implement the foregoing, and at the sole discretion of the Trustees, such action may include the exchange of all Class B Shares for a new class (the "New Class B Shares"), identical in all material respects to the Class B Shares except that the New Class B shares will automatically convert into the New Class A Shares. Such exchanges or conversions shall be effected in a manner that the Trustees reasonably believe will not be subject to federal taxation."

3. Current sections 2.4, 2.5 and 2.6 are hereby renumbered 2.7, 2.8 and 2.9, and any existing cross references to these sections are also changed to reflect the new section numbers.

4. Section 6.1(7) is hereby amended by deleting the words "with and", so that it reads as follows:

                  "(7) the merger or consolidation of the Trust or any Portfolio into another Company or a series or portfolio thereof, unless..."

5. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by the Amendment.

6. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

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7. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Amendment.

              IN WITNESS WHEREOF, the undersigned Trustees of the Trust have executed this Amendment as of December 5, 2000.



/s/  C. Derek Anderson                           /s/  Robert H. Graham
------------------------------                   -------------------------------
C. Derek Anderson, Trustee                       Robert H. Graham, Trustee



/s/  Frank S. Bayley                             /s/ Ruth H. Quigley
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Frank S. Bayley, Trustee                         Ruth H. Quigley, Trustee


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